Lyle B. Stewart, P.C.
                           3751 South Quebec Street
                            Denver, Colorado 80237
                          Telephone:     303-267-0920
                             Fax:     303-267-0922


United  States  Securities  and  Exchange  Commission
February  3,  1998
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20459

Dear  Madams  and  Sirs:

On behalf of my client, The Quizno's Corporation, I am filing herewith a Form S-8 relating to such company's Employee Stock Option Plan and Amended and Restated Stock Option Plan for Non-Employee Directors and Advisors.

If you have any questions about this filing, please contact the undersigned at the telephone or fax numbers indicated above.

     Very  truly  yours



     /S/Lyle  B.  Stewart

497657.001(B&F)                    Registration  No.  333-
                                   (as filed with the SEC on February 3, 1998)

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                           The Quizno's Corporation
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     Colorado                                               84-1169286
     (STATE  OR  OTHER JURISDICTION OF INCORPORATION     (I.R.S. EMPLOYER
     OR ORGANIZATION)                                  IDENTIFICATION  NO.)

     1099  18th  Street,  Suite  2850
     Denver,  Colorado                                         80202
     (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)          (ZIP  CODE)

                           The Quizno's Corporation

                      (1)     Employee Stock 012tion Plan
                      ---     ---------------------------
  (2)     Amended and Restated Stock Option Plan for Non-Employee Directors and
  ---     ---------------------------------------------------------------------
                                   Advisors
                                   --------

                           (FULL TITLE OF THE PLAN)

                            Patrick E. Meyers, Esq.
                      Vice President and General Counsel
                           The Quizno's Corporation
                         1099 18th Street, Suite 2850
                            Denver, Colorado 80202
                            ----------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (303) 291-0999
                                --------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                with a copy to:
                           Lyle B. Stewart, Esquire
                             Lyle B. Stewart, P.C.
                             3751 S. Quebec Street
                            Denver, Colorado 80237
                                (303) 267-0920
                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                               Proposed     Proposed
  Title of                      Maximum     Maximum
Securities                   Offering Price     Aggregate  Amount of
    to be      Amount to be       Per       Offering      Registration
 Registered   Registered (1)   Share (2)    Price (1)         Fee
------------ ---------------  ----------  --------------   ---------
Common stock,
 par value
 $.001 per
 share           460,000      $  5.4375    $  2,501,250      $ 737.90

(1) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c) and (h), the price shown is based upon the average of the high and low price of The Quizno's Corporation Common Stock on January 28, 1998, $5.4375, as reported on the Nasdaq SmallCap Market.

     PART  I  -  INFORMATION  REQUIRED  IN  THE  SECTION  10(a)  PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be given or sent to all persons who are granted or exercise options under the Area Director Equity Participation Stock Option Plan of The Quizno's Corporation (the "Company"), as specified by Rule 428.

PART  II  -  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.  INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE.
          ----------------------------------------------------

The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by the Company (File No. 000-23174) are incorporated herein by reference:

(a) the Company's annual report for the fiscal year ended December 31, 1996 filed on Form 10-KSB, as filed with the Commission on March 31, 1997;

(b) the Company's quarterly reports for the periods ended March 31, June 30, and September 30, 1997, each filed on Form 10-QSB, as filed with the Commission on May 15, August 12, and October 9, 1997, respectively, and as amended on Forms 10-QSB/A filed on August 19 and October 14, 1997, respectively;

(c) the Company's current reports dated January 21, April 2, May 28, June 27, July 3 1, August 13 and November 26, 1997 on Form 8-K, as amended by Form 8-K/A filed on December 31, 1997; and

(d) the description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM  4.  DESCRIPTION  OF  SECURITIES.
          ---------------

Not  applicable.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
          -------------------------------------------

Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
          ---------------------------------------------

Article 109 of the Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees and agents against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee or agent of the Company, if such person acted in good faith and reasonably believed that his conduct, in his conduct, in his official capacity, was in the best interests of the Company (or, with respect to employee benefit plans, was in the best interests of the participants of the plan), and in all other cases his conduct was at least not opposed to the Company's best interests. In the case of a criminal proceeding, the director, officer, employee or agent must have had no reasonable cause to believe his conduct was unlawful. Under Colorado Law, the Company may not indemnify a director, officer, employee or agent in connection with a Proceeding by or in the right of the Company if the director is adjudged liable to the Company, or in a proceeding in which the director, officer, employee or agent is adjudged liable for an improper personal benefit.

The Company's Articles of Incorporation provide that the Company shall indemnify its directors, and officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the laws of the State of Colorado, as amended from time to time, subject to any permissible expansion or limitation of such indemnification as may be set forth in the by-laws of the Company or any shareholders' or directors' resolution or by contract. The Company has entered into agreements to provide indemnification for the Company's directors consistent with its Articles of Incorporation.

Insofar as indemnification for liabilities under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM  7.  EXEMPTION  FROM  RE2ISTRATION  CLAIMED.
          --------------------------------------

Not  applicable.

ITEM  8.  EXHIBITS.
          --------

5.1          Opinion  of  Lyle  B.  Stewart,  P.C.

23.1          Consent  of  Ehrhardt  Keefe  Steiner  &  Hottman  PC

23.2          Consent  of  Lyle  B.  Stewart,  P.C. (included in Exhibit 5. 1)

24.          Power  of  Attorney  (included  on  signature  page)

99.1          Employee  Stock  Option  Plan

99.2 Amended and Restated Stock Option Plan for Non-Employee Directors and Advisors

ITEM  9.  UNDERTAKINGS.
          ------------

The  undersigned  registrant  hereby  undertakes:

A.     (1) To file, during any period in which offers or sales are being made,
a
post-effective          amendment  to  this  registration  statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of
1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of
1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on January 30, 1998.


THE  QUIZNO'S  CORPORATION


By  /s/  Patrick  E.  Meyers
    ------------------------
Patrick  E.  Meyers,  Vice  President  and  General  Counsel


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below in so signing also makes, constitutes and appoints Richard E. Schaden and Patrick E. Meyers, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Signature                        Title                          Date
-------------------      ----------------------------------     --------------

/s/ Richard E. Schaden   President, Chief Executive Office
Richard E. Schaden       and Director (Principal Executive
                         Officer)                            February 3,  1998

/s/ John L. Gallivan     Chief Financial Officer and
John L. Gallivan         Treasurer (Principal Financial
                         and  Accounting  Officer)           February 3,  1998

/s/ Richard F. Schaden   Vice President, Secretary and
Richard F. Schaden       Director                            February 3,  1998

/s/ Brownell M. Bailey   Director                            February 3, 1998
Brownell  M.  Bailey

/s/ Mark L. Bromberg     Director                            February 3,  1998
Mark  L.  Bromberg

/s/ J. Eric Lawrence     Director                            February 3, 1998
J.  Eric  Lawrence

/s/ Frederick H. Schaden Director                            February 3, 1998
Frederick  H.  Schaden

                                 EXHIBIT INDEX



Number          Exhibit
------          -------

5.1          Opinion  of  Lyle  B.  Stewart,  P.C.

23.1          Consent  of  Ehrhardt  Keefe  Steiner  &  Hottman  PC

23.2          Consent  of  Lyle  B.  Stewart,  P.C. (included in Exhibit 5. 1)

24.          Power  of  Attorney  (included  on  signature  page)

99.1          Employee  Stock  Option  Plan

99.2 Amended and Restated Stock Option Plan for Non-Employee Directors and Advisors